Exhibit 99.1

Towerstream Reports Third Quarter 2015 Results and Business Update

MIDDLETOWN, R.I., November 9, 2015 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a Fixed Wireless Fiber Alternative provider, announced results for the third quarter ended September 30, 2015 and provided a business update.

Operating Highlights and Business Update

Shared Wireless Infrastructure

●	Executed small cell contracts with Verizon Wireless for the colocation of small cell equipment on shared wireless infrastructure.
●	Revenues for the three months ended September 30, 2015 increased 7% compared to the three months ended September 30, 2014.
●	Syscom and HetNets announce landmark agreement to enable carriers to deploy wireless infrastructure on 45,000 Syscom billboards.

Fixed Wireless

●	Towerstream connected 55 buildings with 15.8 million square feet and 1,527 possible customers to its On Net service of 100 MB of bandwidth for $699.
●	Wholesale platform continues to grow with additional connections provided to existing CLEC customer and trial program launched with third CLEC.
●	New sales center staffed and closing customer contracts ahead of internal plan.

Management Comments and Business Update

"Continued growth in our On Net program and the maturation of the sales force in our new South Florida office has positioned the Fixed Wireless segment for higher revenues in 2016, and possibly as soon as the fourth quarter of 2015" stated Joseph Hernon, Chief Financial Officer. "Anticipated higher revenues and cost management initiatives are expected to drive cash burn lower in the fourth quarter of 2015 and continuing into 2016."

"Revenues for our Shared Wireless segment continue to grow as carriers have started to densify their networks." stated Jeffrey Thompson, Chief Executive Officer. "Our expansive network in Manhattan, the most congested city in the country, has significant capacity and is uniquely positioned for small cell deployments, Wi-Fi access and offload, and connectivity to support the continued growth of the Internet-of-Things.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three Months Ended
	9/30/2015	6/30/2015	9/30/2014

Revenues	$7,798	$7,857	$8,302
Gross margin
Consolidated	21%	20%	25%
Fixed wireless	61%	62%	65%
Capital expenditures
Fixed wireless	$1,779	$2,422	$1,154
Shared wireless infrastructure	46	56	590
Corporate	32	57	22
Churn rate (1)	1.87%	1.84%	1.69%
ARPU (1)	$768	$772	$769
ARPU of new customers (1)	627	620	651

Cash and cash equivalents	20,309	26,117	11,891

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statements of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$7,798	$8,302	$23,615	$24,946

Operating Expenses
Cost of revenues	6,187	6,211	18,907	18,169
Depreciation and amortization	3,436	3,318	10,224	10,295
Customer support	1,310	1,248	3,884	3,574
Sales and marketing	1,514	1,353	4,391	4,174
General and administrative	2,195	2,382	7,492	7,726
Total Operating Expenses	14,642	14,512	44,898	43,938
Operating Loss	(6,844)	(6,210)	(21,283)	(18,992)
Other Expense
Interest expense, net	(1,665)	(44)	(5,000)	(166)
Total Other Expense	(1,665)	(44)	(5,000)	(166)
Net Loss	$(8,509)	$(6,254)	$(26,283)	$(19,158)

Net loss per common share – basic and diluted	$(0.13)	$(0.09)	$(0.39)	$(0.29)
Weighted average common shares outstanding – basic and diluted	67,966	66,644	67,916	66,521

Summary Condensed Balance Sheets

(All dollars are in thousands)

	(Unaudited) September 30, 2015	(Audited) December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$20,309	$38,028
Other	2,128	2,237
Total Current Assets	22,437	40,265

Property and equipment, net	30,041	33,905

Other assets	6,780	8,152

Total Assets	59,258	82,322

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,476	2,910
Deferred revenues and other	2,296	2,288
Total Current Liabilities	5,772	5,198

Long-Term Liabilities
Long-term debt	34,061	32,101
Other	3,099	3,061
Total Long-Term Liabilities	37,160	35,162

Total Liabilities	42,932	40,360

Stockholders’ Equity
Common stock	67	67
Additional paid-in-capital	158,278	157,631
Accumulated deficit	(142,019)	(115,736)
Total Stockholders’ Equity	16,326	41,962
Total Liabilities and Stockholders’ Equity	$59,258	$82,322

Summary Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2015	2014
Net Cash Used in Operating Activities	$(11,643)	$(9,174)
Net Cash Used in Investing Activities	(5,347)	(6,547)
Net Cash Used in Financing Activities	(729)	(570)
Net Decrease in Cash and Cash Equivalents	$(17,719)	$(16,291)

Statements of Operations - Segment Basis (Unaudited)

The Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

	Three Months Ended September 30, 2015
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$6,996	$850	$-	$(48)	$7,798

Operating Expenses
Cost of revenues	2,735	3,484	16	(48)	6,187
Depreciation and amortization	2,214	1,006	216	-	3,436
Customer support	379	179	752	-	1,310
Sales and marketing	1,401	36	77	-	1,514
General and administrative	110	100	1,985	-	2,195
Total Operating Expenses	6,839	4,805	3,046	(48)	14,642

Operating Income (Loss)	$157	$(3,955)	$(3,046)	$-	$(6,844)
Non-recurring expenses, primarily acquisition related	-	-	8	-	8
Non-cash expenses (a)	2,309	1,002	396	-	3,707
Adjusted EBITDA (b)	2,466	(2,953)	(2,642)	-	(3,129)
Less: Capital expenditures	1,779	46	32	-	1,857
Net Cash Flow (b)	$687	$(2,999)	$(2,674)	$-	$(4,986)

	Three Months Ended September 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,554	$794	$-	$(46)	$8,302

Operating Expenses
Cost of revenues	2,632	3,610	15	(46)	6,211
Depreciation and amortization	1,981	1,014	323	-	3,318
Customer support	346	147	755	-	1,248
Sales and marketing	1,239	38	76	-	1,353
General and administrative	64	163	2,155	-	2,382
Total Operating Expenses	6,262	4,972	3,324	(46)	14,512

Operating Income (Loss)	$1,292	$(4,178)	$(3,324)	$-	$(6,210)
Non-cash expenses (a)	2,096	1,084	501	-	3,681
Adjusted EBITDA (b)	3,388	(3,094)	(2,823)	-	(2,529)
Less: Capital expenditures	1,154	590	22	-	1,766
Net Cash Flow (b)	$2,234	$(3,684)	$(2,845)	$-	$(4,295)

	Nine Months Ended September 30, 2015
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$21,294	$2,464	$-	$(143)	$23,615

Operating Expenses
Cost of revenues	8,141	10,863	46	(143)	18,907
Depreciation and amortization	6,516	3,053	655	-	10,224
Customer support	1,066	536	2,282	-	3,884
Sales and marketing	4,039	123	229	-	4,391
General and administrative	411	303	6,778	-	7,492
Total Operating Expenses	20,173	14,878	9,990	(143)	44,898

Operating Income (Loss)	$1,121	$(12,414)	$(9,990)	$-	$(21,283)
Non-recurring expenses, primarily acquisition related	-	-	406	-	406
Non-cash expenses (a)	6,828	3,109	1,241	-	11,178
Adjusted EBITDA (b)	7,949	(9,305)	(8,343)	-	(9,699)
Less: Capital expenditures	5,635	221	210	-	6,066
Net Cash Flow (b)	$2,314	$(9,526)	$(8,553)	$-	$(15,765)

	Nine Months Ended September 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$22,811	$2,273	$-	$(138)	$24,946

Operating Expenses
Cost of revenues	7,751	10,512	44	(138)	18,169
Depreciation and amortization	6,599	2,933	763	-	10,295
Customer support	890	502	2,182	-	3,574
Sales and marketing	3,754	178	242	-	4,174
General and administrative	374	467	6,885	-	7,726
Total Operating Expenses	19,368	14,592	10,116	(138)	43,938

Operating Income (Loss)	$3,443	$(12,319)	$(10,116)	$-	$(18,992)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	6,896	3,136	1,478	-	11,510
Adjusted EBITDA (b)	10,339	(9,183)	(8,547)	-	(7,391)
Less: Capital expenditures	4,044	2,018	339	-	6,401
Net Cash Flow (b)	$6,295	$(11,201)	$(8,886)	$-	$(13,792)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Operating Outlook and Guidance

●	Revenues for the fourth quarter 2015 are expected to range between $6.8 million to $7.2 million for the Fixed Wireless segment.

●	Revenues for the fourth quarter 2015 are expected to range between $0.875 million to $1.15 million for the Shared Wireless Infrastructure segment.

●	Cash burn for the fourth quarter 2015 is expected to range between $4.5 million to $4.9 million.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) nonmonetary transactions, and (ii) business acquisitions.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted EBITDA to Net Loss

	Three Months Ended September 30,
	2015	2014
Adjusted EBITDA	$(3,129)	$(2,529)
Depreciation and amortization	(3,436)	(3,318)
Stock-based compensation	(193)	(185)
Loss on nonmonetary transactions	(60)	(68)
Non-recurring expenses	(8)	-
Deferred rent	(18)	(110)
Operating Income (Loss)	$(6,844)	$(6,210)
Interest expense, net	(1,665)	(44)
Net loss	$(8,509)	$(6,254)

	Nine Months Ended September 30,
	2015	2014
Adjusted EBITDA	$(9,699)	$(7,391)
Depreciation and amortization	(10,224)	(10,295)
Stock-based compensation	(615)	(740)
Loss on nonmonetary transactions	(193)	(203)
Non-recurring expenses	(406)	(91)
Deferred rent	(146)	(272)
Operating Income (Loss)	$(21,283)	$(18,992)
Interest expense, net	(5,000)	(166)
Net loss	$(26,283)	$(19,158)

II. Net Cash Flow to Net Cash Used in Operating Activities

	Three Months Ended September 30,
	2015	2014
Net cash flow	$(4,986)	$(4,295)
Capital expenditures	1,857	1,766
Non-recurring expenses	(8)	-
Changes in operating assets and liabilities, net	136	(737)
Other, net	(819)	(37)
Net cash used in operating activities	$(3,820)	$(3,303)

	Nine Months Ended September 30,
	2015	2014
Net cash flow	$(15,765)	$(13,792)
Capital expenditures	6,066	6,401
Non-recurring expenses	(406)	(91)
Changes in operating assets and liabilities, net	842	(1,514)
Other, net	(2,380)	(178)
Net cash used in operating activities	$(11,643)	$(9,174)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on November 9, 2015 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through November 16, 2015 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 63065499.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream Corporation (Nasdaq:TWER) is a leading Fixed Wireless Fiber Alternative company delivering high-speed Internet access to businesses. To date the company offers its broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. In 2014, Towerstream launched its On-Net fixed wireless service offering building owners and property managers a redundant and reliable dense urban network that directly connects with Towerstream’s fiber backbone. On-Net building tenants have access to 100 Mbps of dedicated, symmetrical Internet connectivity, with a premier SLA, for an industry-leading price of $699/month. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation ("HetNets") was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (Nasdaq:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service. Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage. HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data. Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com